UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 18, 2005

ANGELICA CORPORATION
(Exact name of Company as specified in its charter)

Missouri	1-5674	43-0905260
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

424 South Woods Mill Road
Chesterfield, Missouri		63017-3406
(Address of principal executive offices)		(Zip Code)

(314) 854-3800
(Company’s telephone number, including area code)

Not applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01    Entry into a Material Definitive Agreement.

           On January 18, 2005, the Board of Directors of Angelica Corporation, upon recommendation of the Compensation and Organization Committee, authorized the following increases, effective February 1, 2005, in the base salary levels of certain executive officers for fiscal year 2005, under existing employment agreements between the company and each such officer:

Name	Position	Current Salary	Fiscal 2005 Salary

Steven L. Frey	Vice President,	$185,000	$195,000
	General Counsel
	& Secretary

James W. Shaffer	Vice President,	175,000	185,000
	Treasurer &
	Chief Financial
	Officer

Richard M. Fiorillo	Chief Accounting	150,000	160,000
	Officer (Vice President
	Finance & CFO of the
	Company’s Textile
	Services business
	operations)

The employment agreements between the company and each of Messrs. Frey and Shaffer are set forth as Exhibits 99.2 and 99.3, respectively, to the Form 8-K filed by the company on September 9, 2004. The employment agreement between Mr. Fiorillo and the company is set forth as Exhibit 10.1 to the Form 8-K filed by the company on October 20, 2004.

*       *       *

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 24, 2005

 ANGELICA CORPORATION

                                      By: /s/  James W. Shaffer
   James W. Shaffer
   Vice President, Treasurer and
   Chief Financial Officer